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                      AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is dated as of August 7, 1997 among the STUDENT LOAN MARKETING ASSOCIATION, a federally-chartered corporation ("Sallie Mae"), SLM Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of Sallie Mae ("Holding Company") and SALLIE MAE MERGER COMPANY, a Delaware corporation and a wholly-owned subsidiary of Holding Company ("MergerCo").

WHEREAS, Sallie Mae has an authorized capitalization consisting of:

         (i) 250,000,000 shares of Common Stock, par value $.20 per share ("Sallie Mae Common Stock"), of which 53,690,595 shares were issued and outstanding at December 31, 1996; and

         (ii) 5,000,000 shares of Preferred Stock, par value $50 per share ("Sallie Mae Preferred Stock") of which 4,277,650 shares were issued and outstanding at December 31, 1996.

WHEREAS, MergerCo has an authorized capitalization consisting of 1,000 shares of Common Stock, par value $.01 per share ("MergerCo Common Stock"), all of which are issued and outstanding and owned beneficially and of record by Holding Company; and

WHEREAS, Holding Company has an authorized capitalization consisting of 250,000,000 shares of Common Stock, par value $.20 per share ("Holding Company Common Stock"), of which 1,000 shares are issued and outstanding and owned beneficially and of record by Sallie Mae; and

WHEREAS, The Student Loan Marketing Association Reorganization Act of 1996 (the "Privatization Act") authorizes Sallie Mae to reorganize through the formation of a state-chartered holding company that would own all issued and outstanding Sallie Mae Common Stock; and

WHEREAS, the Boards of Directors of Sallie Mae, MergerCo and Holding Company, deem it advisable to merge with and into Sallie Mae (the "Merger") in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), and this Agreement and have, by resolutions duly adopted, approved this Agreement and directed that it be executed by the undersigned officers and that it be submitted to a vote of the respective shareholders of Sallie Mae and MergerCo; and

WHEREAS, Holding Company, as sole stockholder of MergerCo, has approved the Agreement.

NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties to this Agreement agree that MergerCo shall merge with and into Sallie Mae and Sallie Mae shall be the corporation surviving the Merger. The terms and conditions of the Merger, the mode of carrying it into effect and the manner and basis of converting shares in the Merger shall be as follows:





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                                   ARTICLE I
                                   THE MERGER


         At the Effective Time (as herein defined), in accordance with the provisions of this Agreement, the Privatization Act and the DGCL, MergerCo shall be merged with and into Sallie Mae, whereupon the separate corporate existence of MergerCo shall cease and Sallie Mae shall continue as the surviving corporation (the "Surviving Corporation").

         Subject to and in accordance with the provisions of this Agreement, the parties hereto shall consummate the Merger by filing a certificate of merger with the Secretary of State of the State of Delaware and making all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware (the "Effective Time"). The Merger shall have the effects set forth in the Privatization Act and DGCL. Without limiting the generality of the foregoing, and subject thereto and to any other applicable laws, at the Effective Time all the properties, rights, privileges, powers and franchises of Sallie Mae and MergerCo shall vest in the Surviving Corporation, and all debts, liabilities, restrictions, disabilities and duties of Sallie Mae and MergerCo shall become the debts, liabilities, restrictions, disabilities and duties of the Surviving Corporation.

                                   ARTICLE II
                         TERMS OF CONVERSION OF SHARES


         At the Effective Time:

         (a) Each share of Sallie Mae Common Stock issued and outstanding immediately prior to the Effective Time shall thereupon, and without any action on the part of the holder thereof, be converted into one validly issued, fully paid and nonassessable share of Holding Company Common Stock.

         (b) Each share of Sallie Mae Common Stock held in treasury immediately prior to the Effective Time shall thereupon be cancelled and retired and all rights in respect thereof shall cease.

         (c) The shares of Sallie Mae Preferred Stock issued and outstanding immediately prior to the Effective Time shall not be converted or otherwise affected by the Merger, and each such share shall continue to be issued and outstanding and to be one fully paid and nonassessable share of the Sallie Mae Preferred Stock of the Surviving Corporation.

         (d) Each share of MergerCo Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of the Surviving Corporation.

         (e) Each share of Holding Company Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and restored to the status of authorized and unissued Holding Company Common Stock.





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                                  ARTICLE III
                               CHARTER AND BYLAWS


         (a) From and after the Effective Time, and until thereafter amended as provided by law, the provisions of the Higher Education Act of 1965, as amended (the "Sallie Mae Charter"), as in effect immediately prior to the Effective Time, shall be and continue to be the governing statute of the Surviving Corporation.

         (b) From and after the Effective Time, the By-Laws of Sallie Mae as in effect immediately prior to the Effective Time shall be and continue to be the By-Laws of the Surviving Corporation until amended.

                                   ARTICLE IV
                               STOCK CERTIFICATES


         Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Sallie Mae Common Stock may, but shall not be required to, surrender the same to Holding Company for cancellation, exchange or transfer, and each such holder or transferee thereof will be entitled to receive a certificate or certificates representing the same number of shares of Holding Company Common Stock as the number of shares of Sallie Mae Common Stock previously represented by the stock certificate or certificates so surrendered. Until so surrendered or presented for cancellation, exchange or transfer, each outstanding certificate which, prior to the Effective Time, represented shares of Sallie Mae Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of Holding Company Common Stock as though such surrender for cancellation, exchange or transfer thereof had taken place. If any certificate representing shares of Holding Company Common Stock is to be issued in a name other than that of the registered holder of the certificate formerly representing shares of Sallie Mae Common Stock presented for transfer, it shall be a condition of issuance that (a) the certificate so surrendered shall be properly endorsed or accompanied by a stock power and shall otherwise be in proper form for transfer and (b) the person requesting such issuance shall pay to Holding Company's transfer agent any transfer or other taxes required by reason of issuance of certificates representing Holding Company Common Stock in a name other than that of the registered holder of the certificate presented, or establish to the satisfaction of Holding Company or its registered agent that such taxes have been paid or are not applicable. The stock transfer books for Sallie Mae Common Stock shall be deemed to be closed at the Effective Time, and no transfer of shares of Sallie Mae Common Stock outstanding immediately prior to the Effective Time shall thereafter be made on such books. Following the Effective Time, the holders of certificates representing Sallie Mae Common Stock outstanding immediately before the Effective Time shall cease to have any rights with respect to stock of the Surviving Corporation and their sole rights shall be with respect to the Holding Company Common Stock into which their shares of Sallie Mae Common Stock shall have been converted in the Merger.





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                                   ARTICLE V
                            CONDITIONS OF THE MERGER


         Consummation of the Merger is subject to the satisfaction of each of the following conditions:

         (a) The Merger shall have received such approval of the shareholders of Sallie Mae as is required by the Privatization Act.

         (b) Sallie Mae shall have received an opinion of counsel in form and substance reasonably satisfactory to Sallie Mae, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for U.S. federal income tax purposes as a nonrecognition transfer of shares of Sallie Mae Common Stock by those holders thereof to the Holding Company for shares of Holding Company Common Stock.

         (c) The shares of Holding Company Common Stock to be issued and to be reserved for issuance as a result of the Merger shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange.

         (d) A registration statement on Form S-4 relating to the shares of Holding Company Common Stock to be issued or reserved for issuance as a result of the Merger, shall be declared effective under the Securities Act of 1933, as amended, and shall not be the subject of any "stop order."

                                   ARTICLE VI
                              AMENDMENT AND WAIVER


         The parties hereto, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Agreement, or waive any condition set forth herein, in such manner as may be agreed upon by them in writing, at any time before or after approval of this Agreement by the shareholders of Sallie Mae, to the extent permitted by the DGCL.

                                  ARTICLE VII
                                 MISCELLANEOUS


         (a) This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         (b) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

         (c) The parties hereto shall take all such action as may be necessary or appropriate in order to effectuate the Merger. In case at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of each of the parties hereto shall take all such further action.





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         IN WITNESS WHEREOF, Sallie Mae, MergerCo and Holding Company, have executed this Agreement and Plan of Reorganization by their respective duly authorized officers as of the date first written above.


                                      STUDENT LOAN MARKETING ASSOCIATION

                                      By:      /s/ Ann Marie Plubell
                                               -------------------------------
                                      Name:    Ann Marie Plubell
                                               -------------------------------
                                      Title:   Secretary
                                               -------------------------------

                                      SALLIE MAE MERGER COMPANY

                                      By:      /s/ Ann Marie Plubell
                                               -------------------------------
                                      Name:    Ann Marie Plubell
                                               -------------------------------
                                      Title:   Secretary
                                               -------------------------------

                                      SLM HOLDING CORPORATION

                                      By:      /s/ Albert L. Lord
                                               --------------------------------
                                      Name:    Albert L. Lord
                                               --------------------------------
                                      Title:   Chief Executive Officer
                                               --------------------------------





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